U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2008

BRIDGETECH HOLDINGS INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Delaware (State or jurisdiction of incorporation or organization)	000-51697 (Commission File Number)	20-1992090 (I.R.S. Employer Identification No.)

P.O. Box 1072, Cardiff, CA	92007
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number, including area code:  858-847-9090

402 West Broadway, 26th Floor
San Diego, California 92101
(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law
1224 Washington Avenue
Miami Beach, Florida 33139

Telephone: 305.531.1174

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 6, 2008, Michael D. Chermak resigned his position as Chief Executive Officer, Chief Financial Officer, and member of the Board of Directors of Bridgetech Holdings International, Inc. Mr. Chermak had no disagreements with Bridgetech Holdings International, Inc. on any matter of accounting principles or practices or financial statement disclosures.

Upon his resignation, Michael D. Chermak appointed Scott Landow as a member of the Board of Directors of Bridgetech Holdings International, Inc., and as Chief Executive Officer and Chief Financial Officer.

Mr. Landow’s biography is as follows:

Scott D. Landow is a director, Chief Executive Officer and Chief Financial Officer, and Senior Managing Director of New Business Development since May, 2005 of Bond Laboratories, Inc, a publicly traded company that manufactures and distributes an energy drink. From February 2005, through May 2005, Mr. Landow was past President, Chief Executive Officer and a member of the Board of Directors of Bridgetech Holdings International, Inc. leveraging significant relationships in China & the U.S. to capitalize on proprietary opportunities in high growth segments of the healthcare industry. From August 2000 through February 2005, Mr. Landow was President of Parentech Inc., an emerging medical device company for newborns and infants.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2008

BRIDGETECH HOLDINGS INTERNATIONAL, INC.

By:	/s/ Scott Landow
Name: Scott Landow
Title: Chief Executive Officer